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EXHIBIT 23.4

                             MARCUM & KLEIGMAN LLP
                             ---------------------
                   Certified Public Accountants & Consultants

                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the use of the Registration Statement of Markland Technologies,
Inc., ("the Company" on Form SB-2 filed on May 11, 2004 (the "Registration Statement") of our report dated February 25, 2004 relating to the financial statements of Science and Technology Research, Inc., appearing in the current report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2004 File # 000-28863, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".


                                        /s/ Marcum & Kliegman LLP


May 11, 2004